Exhibit 31.4
CERTIFICATION
I, Michael Randolfi, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Groupon, Inc. for the year ended December 31, 2017;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading, with respect to the period covered by this report; and
3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.
Date: March 23, 2018                    /s/ Michael Randolfi
Michael Randolfi
Chief Financial Officer
(Principal Financial Officer)